UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2020

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972)490-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2020, Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”) completed a one-for-ten (the “Split Ratio”) reverse stock split of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Reverse Stock Split”), effective after the close of business on July 15, 2020.

In connection with the Reverse Stock Split, on July 15, 2020, Ashford OP General Partner LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, executed Amendment No. 7 to the Seventh Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement Amendment”) of Ashford Hospitality Limited Partnership, the Company’s operating partnership (“Ashford Trust OP”), for the purpose of changing and reclassifying the issued and outstanding Partnership Units (as defined in the Partnership Agreement Amendment) consistent with the Split Ratio (the “Reverse Unit Split”), effective after the close of business on July 15, 2020. As a result of the Reverse Unit Split, the number of outstanding Partnership Units of Ashford Trust OP was reduced to approximately 2.1 million units.

The summary of the Partnership Agreement Amendment contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Partnership Agreement Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure set forth under Items 5.02 and 8.01 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements Of Certain Officers.

(e) On July 13, 2020, the Board of Directors of the Company (the “Board”) approved an amendment (the “Plan Amendment”) to the 2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc., as amended (the “Plan”), effective July 15, 2020. The Plan Amendment ratably adjusted the aggregate number of shares of common stock issuable under the Plan to reflect the Reverse Stock Split. Equity and equity-based awards outstanding under the Plan have also been ratably adjusted to reflect the Reverse Stock Split.

The description of the Plan Amendment contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Plan Amendment, which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth under Item 8.01 below is incorporated herein by reference.

Item 8.01 Other Events.

As previously announced, the Company completed a one-for-ten Reverse Stock Split of the outstanding shares of its common stock, effective after the close of business on July 15, 2020. As a result of the Reverse Stock Split, there are 10,475,199 shares of common stock of the Company issued and outstanding.

On July 15, 2020, the Company issued a press release announcing the completion of the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

10.1	Amendment No. 7 to the Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated July 15, 2020.
10.2	Amendment No. 4 to the 2011 Incentive Stock Plan of Ashford Hospitality Trust, Inc., dated July 15, 2020.
99.1	Press release dated July 15, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD HOSPITALITY TRUST, INC.
Date: July 15, 2020	By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel & Secretary